EXHIBIT 1. 3
[Translation]
REGULATIONS OF THE BOARD OF CORPORATE AUDITORS
Amended as of April 24, 2007
TDK Corporation

Regulations of the Board of Corporate Auditors
The Board of Corporate Auditors of
TDK Corporation

Established: June 29, 1994
Amended: December 16, 1997
Amended: February 15, 2000
Amended: June 27, 2002
Amended: August 23, 2006
As last amended on April 24, 2007
Article 1 (Purpose of Regulations of the Board of Corporate Auditors)
These Regulations of the Board of Corporate Auditors (the “Regulations”) of TDK Corporation (the “Company”) shall govern matters concerning the Board of Corporate Auditors under laws and ordinances and the Company’s Articles of Incorporation (the “Articles of Incorporation”).
Article 2 (Composition)
1.	The Board of Corporate Auditors shall be composed of all of the Corporate Auditors.

2.	The Board of Corporate Auditors shall have a full-time Corporate Auditor and a chairman.
Article 3 (Purpose of the Board of Corporate Auditors)
1.	The Board of Corporate Auditors shall be reported on important matters concerning audits, and shall discuss and resolve these matters. That, however, shall not preclude each Corporate Auditor from exercising his or her power.
Article 4 (Duties of the Board of Corporate Auditors)
1.	The Board of Corporate Auditors shall perform the duties set out below. However, the determination set out in (3) below shall not preclude each Corporate Auditor from exercising his or her power.
(1)	Preparation of audit reports.

(2)	Election and discharge of full-time Corporate Auditors.

(3)	Determination of audit policies, methods of investigating the state of the Company’s business and assets, and other matters relating to the performance of Corporate Auditors’ duties.
Article 5 (Election and Discharge of Full-time Corporate Auditor)
1.	The Board of Corporate Auditors shall, by its resolution, elect and/or discharge full-time Corporate Auditors from among the Corporate Auditors.
Article 6 (Chairman)
1.	The Board of Corporate Auditors shall, by its resolution, elect a chairman from among the Corporate Auditors.

2.	In addition to the duties set forth in Paragraph 1 of Article 8, the chairman of the Board of Corporate Auditors shall perform the duties that are delegated by the Board of Corporate Auditors. However, the chairman of the Board of Corporate Auditors shall not preclude each Corporate Auditor from exercising his or her power.
Article 7 (Timing of Meetings)
1.	Meetings of the Board of Corporate Auditors shall be held regularly once a month in principle. However, meetings may be held from time to time when necessary.
Article 8 (Convener)
1.	The chairman of the Board of Corporate Auditors shall convene and preside over the meetings of the Board of Corporate Auditors.

2.	Each Corporate Auditor is entitled to request the chairman to convene a meeting of the Board of Corporate Auditors.

3.	If the chairman does not convene a meeting of the Board of Corporate Auditors despite a request made under the preceding Paragraph, the Corporate Auditor who made the request shall be entitled to convene and preside over the meeting.
Article 9 (Convocation Procedures)
1.	In order to convene a meeting of the Board of Corporate Auditors, a notice of convocation shall be distributed to each Corporate Auditor at least three (3) days prior to the date of the meeting. However, in case of urgent need, that period may be shortened.

2.	If unanimous consent of all Corporate Auditors is obtained, a meeting of the Board of Corporate Auditors may be held without following the procedures for convocation.

Article 10 (Method of Adopting Resolutions)
1.	Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of all Corporate Auditors.

2.	Before adopting any resolution, Corporate Auditors shall conduct deliberations based on sufficient materials.
Article 11 (Resolutions of Audit Policies, Etc.)
1.	The Board of Corporate Auditors shall adopt audit policies, audit plans, allotment of audit services, etc. by resolutions and report thereon to the Board of Directors.

2.	In addition to resolving the matters set out in the preceding Paragraph, the Board of Corporate Auditors shall resolve matters it deems necessary for Corporate Auditors to perform their duties such as creating budgets for audit expenses.

3.	The Board of Corporate Auditors shall adopt a resolution on the matters and systems set out below, and request the Directors to establish such systems:
(1)	Matters relating to employees who are to assist the Corporate Auditors;

(2)	Matters relating to the independence of the employees from the Directors set out in the preceding Item;

(3)	A reporting system for the Directors and the employees to Corporate Auditors, and other reporting systems to Corporate Auditors; and

(4)	A system to ensure that Corporate Auditors’ audits are carried out effectively.
Article 12 (Regular Meetings with Representative Directors, Etc.)
1.	The Board of Corporate Auditors shall hold meetings regularly with Representative Directors and make efforts to develop a common understanding of the Company and its business with the Representative Directors, by, for example, exchanging opinions in relation to the matters that the Company faces, the environment in which Corporate Auditors operate, the important matters on audits as well as making requests that it deems necessary.

2.	The Board of Corporate Auditors shall report to Representative Directors on audit policies, audit plans as well as the progress and results of audits as appropriate.

3.	In addition to the matters stipulated by law, the Board of Corporate Auditors shall, upon consultation with Directors, determine the matters on which Directors and employees should report to the Board of Corporate Auditors pursuant to the system set out in Item (3), Paragraph 3 of the preceding Article, and it shall be reported with such matters.
Article 13 (Reports to the Board of Corporate Auditors)

1.	Corporate Auditors shall report to the Board of Corporate Auditors on the status of their duties on a regular basis, from time to time and whenever requested by the Board of Corporate Auditors.

2.	Corporate Auditors who receive reports from an Accounting Auditor, Directors, employees of the Internal Audit Division or any other relevant person shall report thereon to the Board of Corporate Auditors.

3.	The Board of Corporate Auditors shall request reports from an Accounting Auditor, Directors, and employees of the Internal Audit Division when necessary.

4.	When Corporate Auditors, an Accounting Auditor, Directors or employees of the Internal Audit Division or any other relevant person notify all members of the Board of Corporate Auditors of matters to be reported to the Board of Corporate Auditors pursuant to the preceding three (3) Paragraphs, those matters shall not be required to be reported to the Board of Corporate Auditors.
Article 14 (Measures to be Taken on Receiving Reports)
1.	If the Board of Corporate Auditors receives a report set out below, it shall conduct necessary investigation and take appropriate measures according to the circumstances.
(1)	A report from Directors that a fact that might cause significant damage to the Company has been discovered;

(2)	A report from an Accounting Auditor that a Director has acted improperly in connection with the performance of his or her duties or that a material fact which may constitute a breach of laws or regulations or the Articles of Incorporation has been discovered; or

(3)	A report from either Directors or employees on matters stipulated in advance on consultation with Directors.
Article 15 (Preparation of Audit Reports)
1.	The Board of Corporate Auditors shall, after deliberation, prepare audit reports of the Board of Corporate Auditors based on audit reports prepared by each Corporate Auditor.

2.	If the contents of the Board of Corporate Auditors’ audit report differ from the contents of any Corporate Auditor’s audit report and that the relevant Corporate Auditor requests that the contents of his or her audit report be attached to the audit report of the Board of Corporate Auditors, then those contents shall be so attached.

3.	Each member of the Board of Corporate Auditors shall sign or affix his or her seal (or electronic sign) on the Board of Corporate Auditors’ audit report. Full-time Corporate Auditors and outside Corporate Auditors shall so indicate or record in the audit report.

4.	When the Company is to prepare extraordinary financial reports or consolidated financial reports, the preceding three (3) Paragraphs shall apply mutatis mutandis to the preparation of those reports.

Article 16 (Consent, Etc. to the Appointment of Corporate Auditors)
1.	The following matters concerning the appointment of Corporate Auditors shall be resolved at a meeting of the Board of Corporate Auditors:
(1)	Consent for submission of proposals concerning appointment of Corporate Auditors to a general meeting of shareholders;

(2)	Request for deliberation on appointment of Corporate Auditors at a general meeting of shareholders; and

(3)	Request for submission of proposals concerning appointment of Corporate Auditors to a general meeting of shareholders.
2.	The preceding Paragraph shall apply mutatis mutandis to the appointment of substitute Corporate Auditors to fill vacancies of Corporate Auditors.
Article 17 (Consent, Etc. Concerning the Appointment, Discharge, Non-reappointment of Accounting Auditor)
1.	The Board of Corporate Auditors shall discuss the appropriateness of reappointing the then appointed Accounting Auditor.

2.	The following matters concerning the appointment, discharge or reappointment of an Accounting Auditor shall be resolved at a meeting of the Board of Corporate Auditors:
(1)	Consent for submission of proposals concerning appointment of an Accounting Auditor to a general meeting of shareholders;

(2)	Consent for deliberation on discharge or non-reappointment of an Accounting Auditor at a general meeting of shareholders;

(3)	Request for submission of proposals concerning appointment of an Accounting Auditor to a general meeting of shareholders;

(4)	Request for deliberation on appointment, discharge or non-reappointment of an Accounting Auditor at a general meeting of shareholders; and

(5)	Appointment of persons to temporarily perform the duties of an Accounting Auditor in his or her absence.
3.	The consent of all Corporate Auditors to discharge an Accounting Auditor on statutory grounds shall be obtained through deliberation at a meeting of the Board of Corporate Auditors. In such case, a Corporate Auditor appointed by the Board of Corporate Auditors must report on the discharge and the reasons therefor at the first general meeting of shareholders after such discharge.

4.	The Board of Corporate Auditors shall, when adopting resolutions and deliberating matters as set forth in the previous two Paragraphs, discuss fitness, independence and ethical issues of an Accounting Auditor, as well as the matters specified in Section 1 of Article 340 of the Company Law, and make determination as to the Accounting Auditor’s ability to perform obligations and duties in a comprehensive manner.

5.	The consent set out in the preceding Paragraph may be obtained either by written statement or electromagnetic record when urgently required.

Article 18 (Consent to Remuneration, Etc. of the Accounting Auditor)
1.	Consent to remuneration of an Accounting Auditor or person who temporarily performs the duties of an Accounting Auditor shall be obtained by resolution at a meeting of the Board of Corporate Auditors.
Article 19 (Consent of the Board of Corporate Auditors to the Partial Exemption of Directors from Their Liabilities)
1.	The following consent of all Corporate Auditors shall be obtained through deliberation at a meeting of the Board of Corporate Auditors:
(1)	Consent for submission of proposals concerning the partial exemption of Directors from their liabilities to a general meeting of shareholders;

(2)	Consent for submission of proposals concerning amendments to the Articles of Incorporation so as to enable the partial exemption of Directors from their liabilities by a resolution of a meeting of the Board of Directors to a general meeting of shareholders;

(3)	Consent for submission of proposals concerning the partial exemption of Directors from their liabilities to a meeting of the Board of Directors in accordance with the regulations of the Articles of Incorporation; and

(4)	Consent for submission of proposals concerning amendments to the Articles of Incorporation so as to enable the execution of an agreement concerning the partial exemption of outside Directors from their liabilities to a general meeting of shareholders.
2.	The consent set out in the preceding Paragraph may be obtained either by written statement or electromagnetic record when urgently required.
Article 20 (Consent to Auxiliary Intervention)
1.	The consent of all Corporate Auditors for the Company to provide auxiliary intervention for a Director defendant in a shareholder class action may be obtained through deliberation at a meeting of the Board of Corporate Auditors.

2.	The consent set out in the preceding Paragraph may be obtained either by written statement or electromagnetic record when urgently required.
Article 21 (Deliberation on Exercise of Powers by Corporate Auditors)
1.	Corporate Auditors may deliberate on the following matters in advance at a meeting of the Board of Corporate Auditors when exercising their powers or performing their obligations:
(1)	Explanations to questions asked by a shareholder to a Corporate Auditor before a general meeting of shareholders;

(2)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors, etc;

(3)	Results of investigations concerning proposals or documents or other things to be submitted to a general meeting of shareholders;

(4)	Request for suspension of the acts of Directors that are beyond the scope of the Company’s purpose or that breach any laws, ordinances, or the Articles of Incorporation;

(5)	Statement of opinions on appointment, discharge, resignation and remuneration, etc. of Corporate Auditors at a general meeting of shareholders;

(6)	Matters concerning lawsuits between the Company and Directors; and

(7)	Any other matters concerning bringing of lawsuits, etc.
Article 22 (Remuneration)
1.	The amount of remuneration and other benefits that Corporate Auditors shall receive, unless otherwise stipulated in the Articles of Incorporation, shall be determined by resolution at a general meeting of shareholders.

2.	The amount of remuneration and other benefits that each Corporate Auditor shall receive, unless otherwise stipulated in the Articles of Incorporation or resolved at a general meeting of shareholders, shall be determined through deliberation among Corporate Auditors within the resolution of a general meeting of shareholders set out in the preceding Paragraph.
Article 23 (Minutes)
1.	The Board of Corporate Auditors shall prepare minutes for each of its meetings, covering the following matters and each Corporate Auditor present shall sign or affix his or her seal (or electronic sign) to the minutes:
(1)	Place, date, and time of the meeting (including the method of attendance of any Corporate Auditor, Director, or accounting auditor who was not at the location of the meeting but who attended the meeting of the Board of Corporate Auditors);

(2)	Outline of the proceedings and the results thereof;

(3)	If a Corporate Auditor stated his or her opinion or made a statement at the Board of Corporate Auditors meeting on any of the following matters, an outline of the details of the opinion or statement:
(a)	A report from Directors that a fact that might cause significant damage to the Company has been discovered; and

(b)	A report from an Accounting Auditor that a Director has acted improperly in connection with the performance of his or her duties or a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of laws or ordinances.
(4)	The name or trade name of Directors or an Accounting Auditor present at the meeting; and

(5)	The name of the chairman of the meeting.
2.	If a report to the Board of Corporate Auditors is not required under Paragraph 4 of Article 13, the minutes to be prepared shall contain the following matters:

(1)	The contents of matters that do not need to be reported to the Board of Corporate Auditors;

(2)	The day the report to the Board of Corporate Auditors was no longer required; and

(3)	The name of the Corporate Auditor who performed his or her duties in connection with preparing the minutes.
3.	The Company shall retain the minutes set out in the preceding two (2) Paragraphs at its head office for ten (10) years.
Article 24 (Secretariat of the Board of Corporate Auditors)
1.	The employees who are to assist the Corporate Auditors in the Corporate Auditors performance of their duties, including the staff of Corporate Auditors Office, shall take charge of duties concerning the convocation of the meetings of the Board of Corporate Auditors, preparation of the minutes and any other general matters concerning operation of the Board of Corporate Auditors.
Article 25 (Corporate Auditors’ Auditing Standards)
1.	In addition to being governed by laws, ordinances, the Articles of Incorporation and these Regulations, matters concerning audits by the Board of Corporate Auditors and Corporate Auditors shall be governed by the Corporate Auditors’ Auditing Standards which are established by the Board of Corporate Auditors.
Article 26 (Amendment to and Abolition of Regulations)
1.	Amendment and abolition of provisions of the Regulations shall be made by resolution of the Board of Corporate Auditors.

2.	Revisions to the Regulations take effect as of the date and year first above written.